Exhibit 99.1

1 Benfield Combination Presentation to Investors August 2008

2 Safe Harbor Statement This presentation contains certain statements related to future results, or states our intentions, beliefs and expectations or predictions for the future which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from either historical or anticipated results depending on a variety of factors. Potential factors that could impact results include: general economic conditions in different countries in which we do business around the world, changes in global equity and fixed income markets that could affect the return on invested assets, fluctuations in exchange and interest rates that could influence revenue and expense, rating agency actions that could affect our ability to borrow funds, funding of our various pension plans, changes in the competitive environment, our ability to implement restructuring initiatives and other initiatives intended to yield cost savings, changes in commercial property and casualty markets and commercial premium rates that could impact revenues, the outcome of inquiries from regulators and investigations related to compliance with the U.S. Foreign Corrupt Practices Act and non-U.S. anticorruption laws, the impact of investigations brought by U.S. state attorneys general, U.S. state insurance regulators, U.S. federal prosecutors, U.S. federal regulators, and regulatory authorities in the U.K. and other countries, the impact of class actions and individual lawsuits including client class actions, securities class actions, derivative actions, ERISA class actions, and the cost of resolution of other contingent liabilities and loss contingencies. Further information concerning the Company and its business, including factors that potentially could materially affect the Company’s financial results, is contained in the Company’s filings with the Securities and Exchange Commission.

3 Creating a premier reinsurance franchise We have announced an agreement to acquire Benfield Group – the leading independent global reinsurance intermediary. We believe the combination of Benfield with Aon Re creates an unparalleled reinsurance franchise with: World-class talent Enhanced scale and scope of capabilities Industry leading analytics and modeling An expanded client base

4 A compelling opportunity Benfield is a unique asset: Strong brand and reputation for innovation Client-focused culture and talented staff Proprietary technology and analytical advantage High client retention, with upside Growth opportunities through advisory business Highly complementary to Aon’s existing reinsurance business

5 World-class talent A key element of the investment thesis was longstanding respect for Benfield’s management team and knowledge of the high caliber and depth of its producers and brokers. Initial conversations confirmed: Deep mutual respect Complementary cultures on multiple dimensions Need to integrate the leadership teams A focus on talent during integration Great cultural fit

6 Increased scale and scope Complementary books of business in core markets in the U.S. and U.K. Presence in developing markets around the world that both firms have targeted for growth, including Asia, Central and Eastern Europe, Africa and Latin America Longstanding strength in Japan A strong position in the Florida catastrophe market Benfield’s business fits well with Aon’s current profile. Noteworthy assets include: Limited business overlap

7 Industry leading analytic capability Unique analytics and modeling capability Differentiated client facing technology Award winning client service and broking skills A scalable global broking and client management platform Benfield has distinguished itself by building outstanding analytic capability – an increasingly differentiating factor in the global market for reinsurance services. The combined franchise will continue to develop: Distinctive, scalable capability

8 Expanded client base Together, Aon Re and Benfield will provide distinctive client service to all major global and regional carriers in every geography and every major reinsurance market. The combined team will offer clients an integrated set of risk management products and services, including treaty and facultative reinsurance, innovative risk capital management and related advisory services. Unparalleled reinsurance franchise

9 Transaction terms and timing We will acquire Benfield for £3.50 per share or $6.55 per share through an all cash offer*. A 29% premium to August 21 close Total equity value of the transaction is £844m or $1.578b Total enterprise value of transactions is £935m or $1.748b, which includes assumption of £91m or $170m of Benfield’s net debt (as of June 30, 2008) Price represents a multiple of 10.4x 2009 estimated EBITDA, including planned synergies Transaction will take the form of a scheme of amalgamation (similar to a US merger agreement) We expect to close transaction by the end of 2008, subject to regulatory approval of customary closing conditions * All pound to dollar calculations made at £1.00 = $1.87

10 Shareholder returns The deal will drive increased returns for Aon shareholders We expect the transaction to be accretive in the first year * Excludes special charges of £54m including: performance based retention, severance costs, and asset impairments 7.1% 5.0% 0.4% 2011 2010 2009* Estimated EPS Accretion/Dilution GAAP EPS

11 Cost synergies from transaction Key assumptions driving pro forma model: No revenue synergies Run-rate expense synergies of £65m or $120m Expense synergies from support area and infrastructure overlap Expense run rate synergies fully realized by 2011 122 84 - 94 33 - 41 $ millions* 65 45 - 50 18 -22 £ millions 2011 2010 2009 Estimated Savings Run Rate * All pound to dollar calculations made at £1.00 = $1.87 EPS accretion is driven solely by cost reductions Restructuring costs to achieve cost synergies is £48m or $90m

12 Share repurchase will be completed We intend to complete the previously announced share repurchase program by the end of 2009 $885m on current program remaining as of August 22, 2008 Transaction anticipated to produce a better return for shareholders than share repurchase Potential for 200bps ROIC improvement versus share repurchase

13 Implementation underway We expect to complete the transaction by the end of the 2008 Major completion milestones: – Post proxy statement for Benfield shareholder meeting – Special general meeting of Benfield shareholders – Regulatory approvals

14 Aon Benfield Re: a compelling opportunity + = Industry Leadership Talent • Innovation • Analytics • Insight • Advice

15 Q & A